EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on (Form S-8 No. 333-06741 and No. 333-109777) pertaining to the WesBanco, Inc. KSOP of our report dated June 7, 2006, with respect to the financial statements and supplemental schedules of the WesBanco, Inc. KSOP included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
June 21, 2006